Exhibit 10.12

Cooperation agreement
Naberezhniye ChelnyAugust 24, 2007

The State Pedagogical Institute of Naberezhniye Chelny of the Ministry of Education and Science of the Russian Federation (later referred to as NSPI) in the person of the rector Mustafina fz. , acting on the authority of the 11 Article. ot A sc,vafk’4on the one side,
The Non-profit Educational Organization “ZNANIYE-CENTRE Study Group” (Moscow), in the person of the director Golynskiy Sergei Moiseevich, acting on the authority of Articles of Association, on the other side,

Vemics Inc. (USA) in. the person of the President James Pennington, acting on the authority of the Decision of Vemics Inc. Board of Directors, on the third side, all referred to as “Parties” concluded the present agreement as follows:

1. The Subject of the Agreement

The subject of the agreement is the following:

1.1. Cooperation. of the Parties in the scope of inquiry of the most effective spheres of usage and maintenance of Vemics Live Access Internet Solution in the academic activity of the NSPI;
1.2. Cooperation of the Parties in the sphere of organization of distance teaching/learning of the English language both in the course of Global Business English and TOEFL exam preparation course.
1.3. Cooperation of the Parties in the scope of inquiry of possibilities of English-language based teaching of economical subjects and accounting.

2. The conditions of the Agreement

2.1. The Parties agreed to the following terms of the Agreement:

• To cooperate on the basis of equality, honest partnership and protection of each other’s interests; not to commit the actions to the prejudice of each of the Party.
• To inform each other about the measures of the public character, which affect the interests of the Parties.
• To observe the conditions of the Agreement and to render each other assistance under its realization.

2.2. The Parties agreed that the concrete steps towards realization of the Subject of the present Agreement should be determined by means of working out and signing of a separate contract, each touching upon every point of the Subject of the present Agreement.

3. Special conditions

The present Agreement comes into force from the moment of its signing by all Parties and is automatically prolonged for the next year if none of the Parties declares its cancellation.  The present Agreement can be cancelled as agreed by the Parties. The Party can break the Agreement, if it notifies the other Parties in the written form not later than in one month before cancellation.

The Agreement is made in three copies in Russian and three copies in English languages, one copy in Russian and one copy in English for each Party.

I

Addresses and signatures of the Parties

The State PedägogiôtllIjtfl4e of Naberezhniye Chelny
LegEl&lMsj. Mustafma R Z.
“ZNANIYE-ENTRE Study Group” Udaltsova st., house no. 28
S.M.

Vemics, Inc.

/s/ Fred Zolla
Fred Zolla, CEP Vemics, Inc.
523 Avalon-Gardens Drive
Nanuet, NY 10954